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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):             SEPTEMBER 8, 2005


                         HI-SHEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                    001-12810                 22-2535743
     (State or other               (Commission             (I.R.S. Employer
      jurisdiction                 File Number)            Identification No.)
    of incorporation)


                              24225 GARNIER STREET
                              TORRANCE, CALIFORNIA                90505-5355
                    (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:      (310) 784-2100


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ITEM 7.01     REGULATION FD DISCLOSURE

Attached is Exhibit I, a press release issued by the Company on September 8, 2005.


ITEM 8.01     OTHER EVENTS


See Item 7.01 above.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HI-SHEAR TECHNOLOGY CORP.



Dated: September 8, 2005             By: /s/ George W. Trahan
                                         ---------------------------------------
                                         George W. Trahan, President,
                                         Chief Executive Officer and Co-Chairman

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                                    EXHIBIT I


                           HI-SHEAR LITIGATION UPDATE
                           --------------------------

                                                           FOR IMMEDIATE RELEASE
                                                               SEPTEMBER 8, 2005


Hi-Shear Technology Corp., Torrance, CA, (AMEX:HSR) received a verdict in its lawsuit against the United Space Alliance, LLC, ("Alliance") and its predecessor USBI Company ("USBI"), regarding both Hi-Shear's breach of contract claims and the Alliance's counterclaims. The trial was conducted in the Circuit Court of the Eighteenth Judicial Circuit in and for Brevard County, Titusville, Florida.

The jury ruled for Hi-Shear on one breach of contract claim, for which it awarded damages in the amount of $57,781, and it ruled against Hi-Shear on the remaining breach of contract claims. The jury also determined that Hi-Shear converted certain property and awarded Alliance the amount of one dollar. Hi-Shear's claims for willful breach of a non-disclosure agreement against Alliance and for misappropriation of trade secrets against Alliance and USBI were dismissed on motions for summary judgment earlier in the trial proceedings. Hi-Shear also strategically dismissed certain claims against Alliance and USBI early in the trial proceedings in order to perfect its appeal.

Final judgment hearings regarding this litigation will be scheduled in the coming months.
Among the issues to be addressed in those hearings will be the responsibility for attorney's fees in this case. Alliance and USBI may seek to recover their attorney's fees from Hi-Shear relating to the claims on which they prevailed and to Hi-Shear's other claims that were dismissed. Hi-Shear is not able to estimate the amount of attorney's fees for which it may be liable, if any, and no accruals or reserves have been made at this time. The award of attorney's fees against Hi-Shear, however, could have a material adverse impact on the Company's financial position and results of operations.

Hi-Shear reserves its rights to appeal this matter. As a result of this verdict, however, the Company's financial statements for its fiscal year ended May 31, 2005 will reflect a reduction of the net accounts receivables balance and net income in the amounts of approximately $1,645,000 and $970,000 respectively. Those adjustments will be reflected in the Company's Form 10-KSB, which is scheduled to be filed with the Securities and Exchange Commission by the September 13, 2005 extended filing date.

For information regarding this release, please call Linda Nespole, Corporate Secretary, at (310) 784-7821.